Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

June 28, 2022

Akerna Corp.

1550 Larimer Street #246
Denver, Colorado 80202

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Akerna Corp., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1, (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company of an aggregate of $11,500,000 of (a) shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) covered by the Registration Statement, (b) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) covered by the Registration Statement, (c) warrants (the “Common Warrants”) to purchase shares of Common Stock (the “Common Warrant Shares”) covered by the Registration Statement, and (d) warrants (the “Underwriter Warrants”) to be issued to A.G.P./Alliance Global Partners (“A.G.P.”) as underwriter compensation to purchase shares of Common Stock (the “Underwriter Warrant Shares”) covered by the Registration Statement pursuant to an underwriting agreement to be entered into between the Company and A.G.P. in the form most recently filed as an exhibit to the Registration Statement (the “Underwriting Agreement”). The terms “Shares,” “Pre-Funded Warrants,” “Pre-Funded Warrant Shares,” “Common Warrants,” and “Common Warrant Shares” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares, the Pre-Funded Warrants, Pre-Funded Warrant Shares, the Common Warrants, the Common Warrant Shares, the Underwriter Warrants and the Underwriter Warrant Shares.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that: (i) the Shares, when issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable; (ii) the Common Warrants and the Pre-Funded Warrants, when issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (iii) The Pre-Funded Warrant Shares initially issuable upon exercise of the Pre-Funded Warrants and the Common Warrant Shares initially issuable upon exercise of the Common Warrants when issued by the Company against payment therefor in the circumstances contemplated by the Pre-Funded Warrants or Common Warrants, respectively, will be validly issued, fully paid and non-assessable; (iv) the Underwriter Warrants, when issued by the Company in the circumstances contemplated by the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (v) The Underwriter Warrant Shares initially issuable upon exercise of the Underwriter Warrants when issued by the Company against payment therefor in the circumstances contemplated by the Underwriter Warrants will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DORSEY & WHITNEY LLP